                                  EXHIBIT 10(K)

                                                                   EXHIBIT 10(K)


                           UNION PLANTERS CORPORATION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT



This Supplemental Executive Retirement Agreement ("Agreement") has been adopted by Union Planters Corporation ("Employer") and John W. Parker ("Participant") effective the 23 day of February, 1995.


                                    RECITALS

WHEREAS, the Board at its regular monthly meeting in February, 1995, approved the adoption of the Union Planters Corporation Supplemental Executive Retirement Plan ("Plan");

and WHEREAS, both Employer and Participant agree to abide by the terms and conditions of the Plan, which are evidenced through this Agreement.

NOW THEREFORE, Employer and Participant hereby adopt this Agreement pursuant to the terms and provisions set forth below.


                                   ARTICLE I
                                  DEFINITIONS

Whenever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

1.1. "Agreement" shall mean the Union Planters Corporation Supplemental Executive Retirement Agreement.

1.2. "APPLICABLE FEDERAL RATE" shall mean 120% of the applicable federal rate (as calculated on a mid-term, monthly basis) pursuant to Code Section 1274, as amended.

1.3. Beneficiary" shall mean the person or persons Participant has designated in writing to Employer to receive benefits under the Agreement in the event of the Participant's death. If the Participant has not specifically designated any

Beneficiary for purposes of the Agreement, then the Beneficiary shall become the Participant's estate. In the case of the death of the Beneficiary before completion of payments under the Agreement to the Beneficiary, then the Beneficiary's estate shall become entitled to any remaining payments. In either case, any remaining payments under the terms of the Agreement shall be made in the form of a lump sum payment as follow: an amount equal to the present value of any remaining payments to be made under the Agreement shall be paid on the first business day of the second month following the Participant's (or if appropriate, Beneficiary's) date of death, and for purposes of determining the present value of the payments, the Discount Rate which exists on the Participant's (or, if appropriate, Beneficiary's) date of the death shall be used.

1.4. "BOARD" shall mean the Board of Directors of Union Planters Corporation.

1.5. "CHANGE IN CONTROL" shall mean the occurrence of the earliest of any of the following events:

         (a) The acquisition by any entity, person, or group (excluding any entity, person or group owning Voting Stock at the effective date of this Agreement) of beneficial ownership, as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Twenty Five percent (25%) or more of the Voting Stock of Employer;

         (b) the commencement and consummation by any entity, person or group (other than Employer) of a tender offer or an exchange offer for more than Twenty Five percent (25%) or more of the Voting Stock of Employer; or

         (c) the effective date of a (i) merger or consolidation of Employer with one or more other corporations as a result of which the holders of the Voting Stock of Employer immediately prior to such merger or consolidation hold less than Eighty Percent (80%) of the Voting Stock of the surviving or resulting corporation, or (ii) a sale or transfer of a majority of the property of Employer, other than to an entity of which Employer controls 80% or more of the Voting Stock.




1.6. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

1.7. "DISABILITY" shall mean a physical or mental condition of the Participant, determined in the sole discretion of the Board, which prohibits Participant from carrying out his normal duties and responsibilities as an employee of Employer.

1.8. "DISCOUNT RATE" shall mean that immediate annuity interest rate used by the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062, Appendix B to Part 2619, of the Employee Retirement Income Security Act ("ERISA").

1.9. "ELIGIBLE PARTICIPANT" shall mean the Participant once he earns at least 10 Years of Service with the Employer and attains the following indicated ages, based on the Participant's actual age as of January 1, 1995.


                                                   Age Participant Can
Participant's Age as of January 1, 1995      Qualify as Eligible Participant
---------------------------------------      -------------------------------
Less than Age 50                                          55
Age 50 through 54                                         57
Age 55 through 60                                         59
Age 61 or over                                            64

For purposes of the Agreement (where appropriate), the term "Participant" shall include a reference to an Eligible Participant.

1.10. "EMPLOYER " shall mean the Union Planters Corporation, or to the extent provided in Section 5.9, any successor corporation or other entity resulting from a merger or consolidation into or with Employer or a transfer or sale of a majority of the assets of Employer.

1.11. "FINAL AVERAGE EARNINGS" shall mean the average base salary plus bonus earned by the Participant or Eligible Participant during the three complete calendar years preceding termination of employment (for whatever reason).

1.12. "FORMER ELIGIBLE PARTICIPANT" shall mean Participant who, after becoming an Eligible Participant, terminates service with the Employer and who, under the terms of the Agreement, is then entitled to payment of a benefit. For purposes of the Agreement (where appropriate), the term "Participant" shall include a reference to a Former Eligible Participant.

1.13. "INSTALLMENT PAYMENT ACCOUNT" shall mean that account created pursuant to the terms of Article 11 of the Agreement to facilitate payment of benefits under the Agreement to the Participant in the form of installment payments.

1.14. "NORMAL RETIREMENT AGE" shall mean the following indicated ages based on the Participant's actual age as of January 1, 1995:



                                                        Participant's
Participant's Age as of January 1, 1995             Normal Retirement Age
---------------------------------------             ---------------------
Less than Age 60 Age                                          62
60 or over                                                    65


1.15. "NORMAL RETIREMENT BENEFIT" shall mean an annual sum equal to 65% of the Participant's Final Average Earnings, payable each year for the remaining actuarially-determined life of the Participant in accordance with the provisions of Article II of the Agreement. For purposes of determining the Participant's remaining actuarially-determined life, Table V ("Ordinary Life Annuities, One Life Expected Return") of Code Regulation 1.729, as amended, shall be used, with the assumption that the Participant terminated employment on the first day of the first year of the Participant's Normal Retirement Age (regardless of the Participant's actual age at termination of employment).



1.16. "PARTICIPANT" shall mean John W. Parker, who is an employee of Employer and to whom or with respect to whom a benefit may be payable under the Agreement. For purposes of the Agreement, the term "Participant" shall include a reference to the Participant once he becomes an Eligible Participant or Former Eligible Participant.



1.17. "REDUCED RETIREMENT BENEFIT" shall mean the following percentages of the Participant's Normal Retirement Benefit, payable to an Eligible Participant in accordance with the provisions of Section 2.3 of the Agreement if the Eligible Participant terminates employment before attaining Normal Retirement Age ("NRA").



           Years Employment
       Terminates Prior to NRA                         Reduced Retirement Benefit
       -----------------------                         --------------------------
       More than 7 Years                            0% of Normal Retirement Benefit
       From 6 to 7 Years                            58% of Normal Retirement Benefit
       From 5 to 6 Years                            64% of Normal Retirement Benefit
       From 4 to 5 Years                            70% of Normal Retirement Benefit
       From 3 to 4 Years                            76% of Normal Retirement Benefit
       From 2 to 3 Years                            82% of Normal Retirement Benefit
       From 1 to 2 Years                            88% of Normal Retirement Benefit
       Up to 1 Year                                 94% of Normal Retirement Benefit

1.18. "VOTING STOCK" shall mean that class (or classes) of common stock of the Employer entitled to vote in the election of the Employers directors.

1.19. "YEAR OF SERVICE" shall mean any calendar year of employment by the Participant with Employer in which the Participant accumulates at least 1000 hours of service. For these purposes, the provisions of Department of Labor Regulations 2530.2002(b) and (c) are incorporated herein by reference as they relate to the determination of "hour of service."



                                   ARTICLE 11
                          BENEFITS UNDER THE AGREEMENT

2.1. BENEFITS. Either a Normal Retirement Benefit or Reduced Retirement Benefit shall be paid under the terms of the Agreement, as set forth in this Article II.

2.2. VOLUNTARY TERMINATION OF EMPLOYMENT BEFORE BECOMING ELIGIBLE PARTICIPANT. Should Participant voluntarily terminate employment with the Employer before becoming an Eligible Participant, then the Participant (and any person claiming benefits for or on behalf of the Participant) will forfeit all rights to benefits under this Agreement.



2.3. VOLUNTARY TERMINATION OF EMPLOYMENT AFTER BECOMING AN ELIGIBLE PARTICIPANT BUT BEFORE NORMAL RETIREMENT AGE. Should the Participant, once becoming an Eligible Participant, voluntarily terminate service with the Employer before Normal Retirement Age, he will be entitled to the Reduced Retirement Benefit, payable at his election in either of the following forms. Should Participant fail to specifically elect a form of benefit payment, a Lump Sum Distribution will be made to the Participant.



         (a) LUMP SUM DISTRIBUTION. An amount equal to the present value of the Participant's total Reduced Retirement Benefit shall be paid to the Participant in one lump sum distribution on the first business day of the second month following the Participant's termination of employment. For purposes of determining the present value of the Participant's total Reduced Retirement Benefit, the Discount Rate that exists on the date of the Participant's termination of employment shall be used.



         (b) PERIODIC DISTRIBUTION. An amount equal to the present value of the Participant's total Reduced Retirement Benefit shall be credited to an Installment Payment Account and shall be payable in up to 180 successive monthly installments. The first payment shall commence on the first business day of the second month following the date of termination of employment, and each successive payment shall occur monthly in succeeding months on the first business day of such months.

         In order for Participant to elect a Periodic Distribution under the terms of this Section 2.3 (b), the Participant must elect, in the taxable year (or years) prior to the Participant's termination of employment with the Employer, both the Periodic Distribution option and the number of monthly installments to be made (up to a maximum of 180).



         For purposes of determining the present value of the Participant's total Reduced Retirement Benefit, the Discount Rate that exists on the date of the Participant's termination of employment shall be used. To determine the amount of each installment payment, a fraction shall be applied to the Participant's Installment Payment Account on each payment date. The numerator shall consist of one; (1) and the denominator shall consist of the total number of installment payments remaining (including the current payment). During the installment payment period, interest shall be credited to the Participant's Installment Payment Account on a monthly basis using the Applicable Federal Rate in existence on the first business day of each month during which payments are made.



2.4. TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE DUE TO DEATH OR DISABILITY. Should Participant, before or after becoming an Eligible Participant, terminate service with the Employer prior to Normal Retirement Age because of death or Disability, he will be entitled to the Normal Retirement Benefit following termination of employment, payable in one of the distribution forms described in Sections 2.6 (a) and (b) of the Agreement.



2.6. INVOLUNTARY TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Should a Change in Control occur, Participant will be entitled to the Normal Retirement Benefit following an involuntary termination of employment, without regard to the Participant's age or years of service at the time of involuntary termination of employment and without regard to whether the Participant has become an Eligible Participant. The Normal Retirement Benefit will be payable in accordance with the distribution forms described in Sections 2.6 (a) and (b) of the Agreement.



2.6. TERMINATION OF EMPLOYMENT AT OR AFTER NORMAL RETIREMENT AGE. Should Participant become an Eligible Participant and subsequently terminate service with the Employer (for whatever reason) at or after Normal Retirement Age, he (or, if appropriate, his Beneficiary) will be entitled to the Normal Retirement Benefit, payable at his election in either of the following forms. Should Participant fail to specifically elect a form of benefit payment, a Lump Sum Distribution will be made to the Participant (or, if appropriate, to his Beneficiary).

         (a) LUMP SUM DISTRIBUTION. An amount equal to the present value of the Participant's total Normal Retirement Benefit shall be paid to the Participant in one lump sum distribution on the first business day of the second month following the Participant's termination of employment. For purposes of determining the present value of the Participant's total Normal Retirement Benefit, the Discount Rate which exists on the date of the Participant's termination of employment shall be used.



         (b) PERIODIC DISTRIBUTION. An amount equal to the present value of the Participant's total Normal Retirement Benefit shall be credited to an Installment Payment Account and shall be payable in up to 180 successive monthly installments. The first payment shall commence on the first business day of the second month following the date of termination of employment, and each successive payment shall occur monthly in succeeding months on the first business day of such months.



         In order for Participant to elect a Periodic Distribution under the terms of this Section 2.6 (b), the Participant must elect, in the taxable year (or years) prior to the Participant's termination of employment with the Employer, both the Periodic Distribution option and the number of monthly installments to be made (up to a maximum of 180).



         For purposes of determining the present value of the Participant's total Normal Retirement Benefit, the Discount Rate which exists on the date of the Participant's termination of employment shall be used. To determine the amount of each installment payment, a fraction shall be applied to the Participant's Installment Payment Account on each payment date. The numerator shall consist of one (1) and the denominator shall consist of the total number of installment payments remaining (including the current payment). During the installment payment period, interest shall be credited to the Participant's Installment Payment Account on a monthly basis using the Applicable Federal Rate in existence on the first business day of each month during which payments are made.




2.7. DEATH WHILE BENEFIT PAYMENTS BEING MADE. Should PARTICIPANT DIE AFTER becoming a Former Eligible Participant and after the commencement of Normal Retirement or Reduced Retirement Benefit payments to the Participant, then any remaining payments will be made to the Participant's Beneficiary in the same form being made to the Participant at the date of his death. Alternatively, at the Beneficiaries election (with the consent of the Employer), payment may be made in a lump sum payment as follows: an amount equal to the present value of the remaining payments shall be paid on the first business day of the second month following the Participant's date of death, and for purposes of determining the present value of the remaining payments, the Discount Rate which exists on the date of the Participant's date of death shall be used.



                                  ARTICLE III
                        ADMINISTRATION OF THE AGREEMENT


3.1. ADMINISTRATION BY EMPLOYEE. Employer shall be responsible for the general operation and administration of the Agreement and for carrying out the provisions thereof. The Board or Employer may engage the services of outside counsel, accountants, financial advisors and other such professional to assist it in its administrative duties.



3.2. GENERAL POWERS OF ADMINISTRATION. Employer is hereby designated as a fiduciary under the Agreement. Employer, as fiduciary, shall have, authority to control, interpret and manage the operation and administration of the Agreement. Any decision by Employer or the Board denying a claim by Participant or a Beneficiary for benefits under the Agreement shall be stated in writing and shall be delivered or mailed to the Participant or Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Employer's ability in a manner that may be understood without legal counsel. In addition, Employer shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.



Notwithstanding the above provisions of Section 3.2, to the extent that the Employee Retirement Income Security Act ("ERISA") may require specific procedures to be followed in the event of a denial of a claim, such provisions of ERISA will be followed.




                                  ARTICLE IV
                     AMENDMENT OR TERMINATION OF AGREEMENT

4.1. AMENDMENT OR TERMINATION OF AGREEMENT. Any amendment to this Agreement shall be made pursuant to a resolution of the Board and, if such amendment directly or indirectly affects the benefits payable under the Agreement, such amendment must be mutually agreed to in writing by Participant (or, in the event that the Participant is deceased at the date of amendment, the Participant's Beneficiary).

                                   ARTICLE V
                              GENERAL PROVISIONS

5.1. PARTICIPANT'S RIGHTS UNSECURED. The Agreement at all times shall be unfunded as defined under provisions of the Code. The right of Participant or any Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of Employer in the event of the Employers insolvency or bankruptcy.



Employer shall implement a form of trust arrangement (known generally as a "rabbi trust") to hold employer assets which will be used to make payments to the Participant (or the Participant's Beneficiary) under the terms of the Agreement, Such trust arrangement will not be a "funded" arrangement under the provisions of the Code, and a copy of such trust arrangement shall be included with this Agreement as Exhibit A.



5.2. INDEPENDENCE OF OTHER BENEFIT AGREEMENTS. Participation in the Agreement shall in no way restrict or otherwise impact Participant's participation in any other welfare benefit plan, employment or other contract, deferred compensation agreement, equity participation plan or any other form of retirement benefit plan sponsored by Employer.



5.3. NO SECURED GUARANTEE OF BENEFITS. In the event of the insolvency or bankruptcy of Employer, Participant shall remain a general creditor of the Employer with respect to any benefits payable under the Agreement and nothing contained in the Agreement shall constitute a secured guaranty by Employer or any other person or entity that the assets of Employer will be sufficient to pay any benefit hereunder in the event of the Employer's insolvency or bankruptcy.



6.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of any benefits under the Agreement except in accordance with the terms of the Agreement. Establishment of the Agreement shall not be construed to give any Participant the right to be retained in the service of Employer.



5.5. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, The Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

6.6. APPLICABLE LAW. The Agreement shall be construed and administered under the laws of the State of Tennessee.



5.7. SEVERABILITY. In the event that any of the provisions of the Agreement are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions of the Agreement will not be affected thereby.



6.8. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Agreement is deemed by Employer to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Agreement, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Employer and the Agreement with respect to such payment.



5.9. SUCCESSORS. The terms and conditions of the Agreement will be binding on the Employers and Participant's successors, heirs and assigns (herein, "Participant Successors" and "Employer Successors").



5.10. UNCLAIMED BENEFITS. Participant shall keep Employer informed of his or her current address and the current address of his or her Beneficiary. Employer shall not be obligated to search for the whereabouts of any person. If the location of Participant is not made known to Employer within a one (1) year period after the date on which payment of the Participant's Normal Retirement or Reduced Retirement Benefit is first to be made, then payment may be made by the Employer to the Beneficiary instead. If, within one (1) additional year after such initial one (1) year period, Employer is unable to locate any designated Beneficiary of the Participant, then Employer shall have no further obligation to pay any benefit under the Agreement to such Participant or designated Beneficiary and any such benefit shall be irrevocably forfeited.



5.11. LIMITATIONS ON LIABILITY. Participant and any other person claiming benefits under the Agreement shall be entitled under this Agreement only to those payments provided in accordance with the provisions of the Agreement ("Payment Claims"). With the exception of the provisions of Section 5.13 of the Agreement, neither Employer, Employer Successor nor any individual acting as employee or agent of Employer or Employer Successor shall be liable to Participant or any other person for any other claim, loss, liability or expense under this Agreement not directly related to a Payment Claim.

6.12. FORFEITURE OF BENEFITS. Notwithstanding any other provision of the Agreement, should Participant engage in theft, fraud, embezzlement or willful misconduct causing significant property damage to Employer, then any benefits payable to such Participant under the Agreement will automatically be forfeited. The determination of theft, embezzlement or willful misconduct will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 5.12, Participant will be given the opportunity to refute any such decision by the Board, but the Board's decision on the matter will be considered final and binding on Participant and all other parties.



5.13. PAYMENT OF ATTORNEY'S FEES, COURT COSTS, AND LOSS OF BENEFITS. Should either the Employer or Employer Successor (for these purposes, "Employer) or Participant bring an action at law (or through arbitration) in order that the Agreement's terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorney's fees, court costs and other similar amounts expended in the enforcement of the Agreement. In addition, should the prevailing party be Participant, he shall also be entitled to interest on any delayed payments, with such interest computed at the Applicable Rate.



6.14. PAYMENT OF TAXES. Should the payment of any benefits under this Agreement be classified as payment of an excess parachute payment under the provisions of Code Sections 28OG and 4999, then an additional payment will be made to the Participant based on the amount of excise tax or penalty payable by the Participant because of such classification. Such payment will be made within two (2) months following Participant's termination of employment, once a good faith determination is made by either Employer or Participant that the payment of any benefit under the Agreement will constitute an excess parachute payment. The amount payable to the Participant will be calculated as follows: (amount of excise tax or penalty payable by Participant) divided by (one (1) minus the highest marginal income tax rate under the Code for individuals).

                                  ARTICLE VI
                     CONTINUATION OF MEDICAL PLAN COVERAGE

6.1. CONTINUATION OF MEDICAL COVERAGE. Following termination of employment with the Employer, if Participant is entitled to payment of the Normal or Reduced Retirement Benefit under the terms of the Agreement, then Participant, his spouse and dependents will continue to be covered under the Employer's health insurance program ("Health Plan") to the same extent as was present immediately prior to the date of termination of employment. Employer shall continue to pay Health Plan coverage costs of the Participant, his spouse and other dependents under the Health Plan on the same basis as was applicable to active Employer employees covered at the time of termination of, employment.



6.2. PERIOD OF CONTINUED COVERAGE. Such coverage will continue for the period equal to the shortest of the following: (1) for the number of years required for the Participant to reach age 65, (2) until the Participant obtains employment with another employer (who provides substantially similar coverage under its health plan as was provided by Employer), or (3) until the death of the Participant.



6.3. ALTERNATIVE COVERAGE. If continued participation in the Health Plan by Participant, his spouse and any dependents is not possible under the terms of the Health Plan, Employer will either: (1) provide substantially identical benefits through another health insurance plan, or will (2) provide an annual cash payment to Participant sufficient to permit Participant to obtain substantially equivalent individual, spouse and dependent coverage under a health insurance plan of his choosing. If any cash payment is made to Participant, the amount of cash payment will be "grossed up" for income tax purposes (using the maximum individual income tax rate under the Code at the time of payment) to insure no net out of pocket costs to the Participant in obtaining such additional coverage.



IN WITNESSES WHEREOF, the undersigned Employer and Participant do hereby execute this Agreement effective the date first stated above.



UNION PLANTERS CORPORATION

By:   /s/ Benjamin W. Rawlins, Jr.                /s/ John W. Parker
          ------------------------                    --------------
          Chairman and CEO